UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2010

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2010, Pengram Corporation (the “Company”) entered into an agreement (the “Agreement”) to assign to Manado Gold Corp. (the “Assignee”) a 75% undivided interest in the option agreement (the “Original Option Agreement”) dated November 2, 2009 as amended, between the Company and Agus Abidin on behalf of the owners of the K.P. corporations holding the mineral properties (the “Concession Owners”) located in Northern Sulawesi, Indonesia (the “Manado Gold Property”). Under the terms of the Original Option Agreement, the Company acquired the right to enter into an agreement (the “Formal Agreement”) to acquire up to 85% in the Manado Gold Property.

The consideration for the assignment is:

(a)	The reimbursement by the Assignee of $80,000 in expenditures incurred by the Company in connection with the Original Option Agreement payable as follows:

	(i)	$40,000 US on execution of this Agreement (which sum has been paid);
	(ii)	$40,000 US on or before September 15, 2010.

(b)	The Assignee incurring expenditures to complete exploration on or place into production the Manado Gold Property as follows:

	(i)	$250,000 US within one year of execution of the Formal Agreement;
	(ii)	$500,000 US prior to the 2nd anniversary of the execution of the Formal Agreement; and
	(iii)	$1,000,000 US prior to the 3rd anniversary of the execution of the Formal Agreement.

(c)	Following completion of the expenditures set out in (b) above, the Assignee making the expenditures necessary to complete a scoping study on the Manado Gold Property.

(d)	The Assignee issuing 950,000 shares of its common stock to the Company’s wholly-owned subsidiary, Clisbako Minerals Inc., as follows:

	(i)	150,000 shares on execution of the Formal Agreement;
	(ii)	300,000 shares prior to the 1st anniversary of the execution of the Formal Agreement; and
	(iii)	500,000 shares prior to the 2nd anniversary of the execution of the Formal Agreement.

(e)	The Assignee making payments to the Concession Owners as follows:

	(i)	$75,000 US on execution of the Formal Agreement;
	(ii)	$100,000 US on the 1st anniversary of the execution of the Formal Agreement; and
	(iii)	$200,000 on the 2nd anniversary of the execution of the Formal Agreement.

Upon completing the payments expenditures and share issuances as set out above, the Assignee will earn up to 75% of the Company’s interest in the Manado Gold Property as follows:

(a)	7.5% undivided interest upon completion of the items set out in (a), (b)(i), (d)(i) and (e)(i) above;

(b)	11.25% undivided interest upon completion of the items set out in paragraphs (b)(ii), (d)(ii) and (e)(iii) above;

(c)	19.5% undivided interest upon completion of the items set out in paragraphs (b)(iii), (d)(iii) and (e)(iii) above; and

(d)	25.5% undivided interest on completing the scoping study described in paragraph (c) above.

If the Assignee exercises its rights under the Agreement, the Company will be carried through the first $1,750,000 of expenditures and through completion of a scoping study. Thereafter, the Company will be responsible for its proportionate share of any additional expenditures necessary to place the Manado Gold Property into production. The Company will remain responsible to issue up to 950,000 of its common shares to the Concession Holders under the Formal Agreement.

In the event that the Company elects to exercise its option to purchase the Concession Owners’ 15% carried interest and subject to the Assignee being in good standing under this Agreement, the Assignee will have the right to participate as to 75% in the exercise of that option.

The Agreement is an option only and the Assignee may determine at any time not to proceed in which case it would not be liable to pay any funds, incur any exploration expenditures or issue any shares beyond the amounts due at the time it provides notice that it is not proceeding. There is no assurance that the Assignee will exercise the Option.

Assuming that the Assignee exercises all its options under the Agreement, the Assignee will have acquired a 63.75% undivided interest in the Manado Gold Property and the Company will retain an 11.25% interest in the Manado Gold Property. In the event the option to acquire the Concession Holders’ carried interest is exercised, the Assignee will hold a 75% undivided interest and the Company will hold a 25% undivided interest.

The Agreement is attached as an exhibit to this report and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Assignment Agreement dated for reference August 24, 2010 between Pengram Corporation and Manado Gold Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION
Date: August 30, 2010

	By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer